Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS THIRD QUARTER EPS OF $0.10 PER DILUTED SHARE,
$0.06 PER DILUTED SHARE ON AN ADJUSTED BASIS

COMPARABLE STORE SALES INCREASE 1.0%

COMPANY INCREASES OUTLOOK FOR FISCAL 2017 EPS

Columbus, Ohio - December 1, 2017 - Big Lots, Inc. (NYSE: BIG) today reported income of $4.4 million, or $0.10 per diluted share, for the third quarter of fiscal 2017 ended October 28, 2017. This result includes after tax income of $1.9 million, or $0.04 per diluted share, associated with a gain from insurance recoveries on merchandise-related legal matters. Excluding this gain, adjusted income totaled $2.5 million, or $0.06 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of income in the range of $0.01 to $0.05 per diluted share. Comparable store sales increased 1.0% for the third quarter of fiscal 2017, compared to our guidance of a low single digit increase. Net sales for the third quarter of fiscal 2017 increased 0.5% to $1,111 million, a result of the comparable store sales increase partially offset by a lower store count year-over-year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m very pleased with our third quarter results. In a challenging retail environment, the team delivered on our financial commitments with sales in line with our communicated guidance and EPS growth above our expectations. Jennifer continues to respond positively to our strategy focusing on ownable and winnable merchandise categories, improved merchandise presentations, and more consistent, friendly customer service and in-store execution.”

THIRD QUARTER HIGHLIGHTS

•	Adjusted income of $0.06 per diluted share (non-GAAP), compared to last year’s adjusted income of $0.04 per diluted share (non-GAAP)

•	Comparable store sales increase of 1.0%

	Earnings per diluted share

	Q3 2017	Q3 2016

Earnings per diluted share	$0.10	$0.03

Impact of gain from insurance recoveries (1)	($0.04)	—

Impact of legacy pension costs (1)	—	$0.01

Earnings per diluted share - adjusted basis	$0.06	$0.04

% change to LY	+50%

(1) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2017 at $1,038 million, compared to $1,036 million for the third quarter of fiscal 2016. Inventory levels per store increased 1% compared to last year, partially offset by a lower store count year-over-year.

We ended the third quarter of fiscal 2017 with $58 million of Cash and Cash Equivalents and $372 million of borrowings under our credit facility compared to $60 million of Cash and Cash Equivalents and $363 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2016. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on reinvesting in the Company’s strategic initiatives to support long-term sustainable growth, including the Store of the Future, and returning cash to our shareholders through share repurchases and dividend payments.

Total Cash Returned To Shareholders
As a reminder, on February 28, 2017, our Board of Directors approved a share repurchase program (“2017 Share Repurchase Program”) providing for the repurchase of up to $150 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. During the third quarter of fiscal 2017, we completed the 2017 Share Repurchase Program. In total for the program, we invested $150 million to repurchase 3.1 million shares, or approximately 7% of the Company’s shares outstanding, at an average price of $48.04 per share. Common shares acquired through the 2017 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced in a separate press release earlier today, on November 29, 2017, our Board of Directors declared a quarterly cash dividend of $0.25 per common share. This dividend payment of approximately $11 million is payable on December 29, 2017, to shareholders of record as of the close of business on December 15, 2017.

Year to date, the combination of share repurchase activity and our quarterly dividend payments have returned approximately $184 million to shareholders.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q4 2017 GUIDANCE

•	Increases Q4 guidance for income of $2.35 to $2.40 per diluted share, compared to adjusted income of $2.26 per diluted share (non-GAAP) for the same period last year

•	Affirms Q4 guidance for comparable store sales in the range of flat to +2%

For the fourth quarter of fiscal 2017, we estimate income will be in the range of $2.35 to $2.40 per diluted share, compared to our prior guidance of $2.30 to $2.38 per diluted share. This compares to adjusted income of $2.26 per diluted share (non-GAAP) for the fourth quarter of fiscal 2016. This guidance is based on comparable store sales in the range of flat to +2%.

FISCAL 2017 GUIDANCE

•
Increases guidance for fiscal 2017 adjusted income to be in the range of $4.23 to $4.28 per diluted share (non-GAAP), representing a 16% to 18% increase compared to fiscal 2016 adjusted income of $3.64 per diluted share (non-GAAP)

•	Estimates fiscal 2017 cash flow of approximately $180 million

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2017 noted above, we now estimate fiscal 2017 adjusted income to be in the range of $4.23 to $4.28 per diluted share (non-GAAP), compared to our prior guidance of $4.15 to $4.25 per diluted share. This compares to adjusted income of $3.64 per diluted share (non-GAAP) for fiscal 2016. This annual guidance is based on a comparable store sales increase of approximately 1% and total sales up approximately 2% to last year as the comp and the 53rd week in fiscal 2017 are expected to be partially offset by a lower overall store count.

	Full Year

	2017 Guidance (1)	2016 (2)

Earnings per diluted share	$4.23 - $4.28	$3.64

% Change (2017 vs. 2016)	+16% to +18%

(1) Non-GAAP - excludes impact of gain from insurance recovery.

(2) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the third quarter of fiscal 2017 and provide commentary on our outlook for the fourth quarter and full year of fiscal 2017. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, December 15, 2017. A replay of this call will also be available beginning today at 12:00 noon through December 15 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 8562612. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,430 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 28	OCTOBER 29
	2017	2016
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$58,012	$59,743
Inventories	1,038,156	1,036,337
Other current assets	118,822	112,251
Total current assets	1,214,990	1,208,331

Property and equipment - net	537,563	540,669

Deferred income taxes	47,027	56,102
Other assets	46,529	42,141
	$1,846,109	$1,847,243

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$493,097	$503,625
Property, payroll and other taxes	87,007	88,941
Accrued operating expenses	77,683	80,227
Insurance reserves	41,561	42,141
Accrued salaries and wages	31,563	50,243
Income taxes payable	865	1,407
Total current liabilities	731,776	766,584

Long-term obligations under bank credit facility	371,900	362,900

Deferred rent	56,622	55,291
Insurance reserves	56,948	58,647
Unrecognized tax benefits	15,732	14,639
Other liabilities	47,467	44,107

Shareholders' equity	565,664	545,075
	$1,846,109	$1,847,243

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 28, 2017		OCTOBER 29, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,110,824	100.0	$1,105,498	100.0
Gross margin	443,626	39.9	441,992	40.0
Selling and administrative expenses	408,314	36.8	409,695	37.1
Depreciation expense	29,508	2.7	30,294	2.7
Operating profit	5,804	0.5	2,003	0.2
Interest expense	(2,077)	(0.2)	(1,665)	(0.2)
Other income (expense)	405	0.0	673	0.1
Income before income taxes	4,132	0.4	1,011	0.1
Income tax benefit	(240)	(0.0)	(365)	(0.0)
Net income	$4,372	0.4	$1,376	0.1

Earnings per common share
Basic	$0.10		$0.03
Diluted	$0.10		$0.03

Weighted average common shares outstanding
Basic	41,967		44,165
Dilutive effect of share-based awards	557		761
Diluted	42,524		44,926

Cash dividends declared per common share	$0.25		$0.21

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 28, 2017		OCTOBER 29, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,628,912	100.0	$3,621,228	100.0
Gross margin	1,460,401	40.2	1,446,096	39.9
Selling and administrative expenses	1,239,440	34.2	1,251,844	34.6
Depreciation expense	87,489	2.4	90,770	2.5
Operating profit	133,472	3.7	103,482	2.9
Interest expense	(4,705)	(0.1)	(3,793)	(0.1)
Other income (expense)	323	0.0	1,031	0.0
Income before income taxes	129,090	3.6	100,720	2.8
Income tax expense	44,086	1.2	37,970	1.0
Net income	$85,004	2.3	$62,750	1.7

Earnings per common share
Basic	$1.97		$1.37
Diluted	$1.95		$1.36

Weighted average common shares outstanding
Basic	43,155		45,678
Dilutive effect of share-based awards	409		578
Diluted	43,564		46,256

Cash dividends declared per common share	$0.75		$0.63

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 28, 2017	OCTOBER 29, 2016
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($70,890)	($67,964)

Net cash used in investing activities	(41,602)	(26,812)

Net cash provided by financing activities	114,495	96,150

Increase in cash and cash equivalents	2,003	1,374
Cash and cash equivalents:
Beginning of period	56,009	58,369
End of period	$58,012	$59,743

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 28, 2017	OCTOBER 29, 2016
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$29,072	$43,536

Net cash used in investing activities	(93,293)	(71,842)

Net cash provided by financing activities	71,069	33,905

Increase in cash and cash equivalents	6,848	5,599
Cash and cash equivalents:
Beginning of period	51,164	54,144
End of period	$58,012	$59,743

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense (benefit), effective income tax rate, net income, and diluted earnings per share for the third quarter of 2017, the year-to-date 2017, the third quarter of 2016, the year-to-date 2016, the fourth quarter of 2016, and the full-year 2016 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Third quarter of 2017 - Thirteen weeks ended October 28, 2017

	As Reported	Adjustment to exclude gain on insurance recoveries	As Adjusted (non-GAAP)
Selling and administrative expenses	$408,314	$3,000	$411,314
Selling and administrative expense rate	36.8%	0.3%	37.0%
Operating profit	5,804	(3,000)	2,804
Operating profit rate	0.5%	(0.3%)	0.3%
Income tax benefit	(240)	(1,149)	(1,389)
Effective income tax rate	(5.8%)	(116.9%)	(122.7%)
Net income	4,372	(1,851)	2,521
Diluted earnings per share	$0.10	$(0.04)	$0.06

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax).

Year-to-date 2017 - Thirty-nine weeks ended October 28, 2017

	As Reported	Adjustment to exclude gain on insurance recoveries	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,239,440	$3,000	$1,242,440
Selling and administrative expense rate	34.2%	0.1%	34.2%
Operating profit	133,472	(3,000)	130,472
Operating profit rate	3.7%	(0.1%)	3.6%
Income tax expense	44,086	(1,149)	42,937
Effective income tax rate	34.2%	(0.1%)	34.1%
Net income	85,004	(1,851)	83,153
Diluted earnings per share	$1.95	$(0.04)	$1.91

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation

G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax).

Third quarter of 2016 - Thirteen weeks ended October 29, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$409,695	$(863)	$408,832
Selling and administrative expense rate	37.1%	(0.1%)	37.0%
Operating profit	2,003	863	2,866
Operating profit rate	0.2%	0.1%	0.3%
Income tax benefit	(365)	342	(23)
Effective income tax rate	(36.1%)	34.9%	(1.2%)
Net income	1,376	521	1,897
Diluted earnings per share	$0.03	$0.01	$0.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $863 ($521, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Year-to-date 2016 - Thirty-nine weeks ended October 29, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,251,844	$(4,073)	$1,247,771
Selling and administrative expense rate	34.6%	(0.1%)	34.5%
Operating profit	103,482	4,073	107,555
Operating profit rate	2.9%	0.1%	3.0%
Income tax expense	37,970	1,612	39,582
Effective income tax rate	37.7%	0.1%	37.8%
Net income	62,750	2,461	65,211
Diluted earnings per share	$1.36	$0.05	$1.41

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $4,073 ($2,461, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Fourth quarter of 2016 - Thirteen weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$479,112	$(23,693)	$3,823	$459,242
Selling and administrative expense rate	30.3%	(1.5%)	0.2%	29.1%
Operating profit	144,521	23,693	(3,823)	164,391
Operating profit rate	9.2%	1.5%	(0.2%)	10.4%
Income tax expense	53,501	9,364	(1,412)	61,453
Effective income tax rate	37.3%	0.3%	0.0%	37.6%
Net income	90,078	14,329	(2,411)	101,996
Diluted earnings per share	$1.99	$0.32	$(0.05)	$2.26

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in the fourth quarter of 2016, which totaled $23,693 ($14,329, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2016 - Fifty-two weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,730,956	$(27,766)	$3,823	$1,707,013
Selling and administrative expense rate	33.3%	(0.5%)	0.1%	32.8%
Operating profit	248,003	27,766	(3,823)	271,946
Operating profit rate	4.8%	0.5%	(0.1%)	5.2%
Income tax expense	91,471	10,976	(1,412)	101,035
Effective income tax rate	37.4%	0.2%	0.0%	37.7%
Net income	152,828	16,790	(2,411)	167,207
Diluted earnings per share	$3.32	$0.37	$(0.05)	$3.64

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $27,766 ($16,790, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.